NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces First Quarter 2020 Financial Results

Utica, New York, April 29, 2020 --- CONMED Corporation (NYSE: CNMD) today announced financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Highlights

•	Sales of $214.0 million decreased 2.0% year over year as reported and 0.7% in constant currency. Acquisitions contributed approximately 290 basis points of growth.
•	Domestic revenue increased 1.6% year over year.
•	International revenue decreased 6.1% as reported and 3.4% in constant currency.
•	Diluted net earnings per share (GAAP) were $0.20, compared to diluted net earnings per share of $0.04 in the first quarter of 2019.
•	Adjusted diluted net earnings per share(1) were $0.51 versus $0.57 in the first quarter of 2019, a decrease of 10.5%.

“Our first quarter results were meaningfully impacted by the global COVID-19 pandemic, particularly during the second half of the quarter,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “While the current environment is challenging, we have taken decisive actions to protect our employees, solidify the financial security of the Company, and fortify the future of CONMED. Although we anticipate continued pressure in the near term, we believe our actions have positioned us to respond effectively when demand recovers.”

2020 Outlook

Healthcare providers around the globe have shifted their attention to caring for victims of the COVID-19 pandemic and preventing the spread of the virus, which has resulted in a deferral of surgical volumes. Due to the uncertainty created by this evolving dynamic, management has withdrawn its previously provided 2020 guidance, as announced on March 20, 2020, and is unable to provide reliable guidance at this time.

Credit Agreement Amendment

On April 20, 2020, CONMED announced an amendment to its existing credit agreement, including adjustments to, and suspension of, certain debt covenant thresholds. The terms of the amended agreement are temporary in nature and were granted to provide the Company with financial assurance and flexibility as it navigates the COVID-19 pandemic.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2020 results.

To participate in the conference call, dial 1-844-889-7792 (domestic) or +1-661-378-9936 (international) and refer to the passcode 8588056.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, April 29, 2020, until 7:30 p.m. ET on Wednesday, May 6, 2020. To hear this recording, dial 1-855-859-2056 (domestic) or +1-404-537-3406 (international) and enter the passcode 8588056.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2020	2019

Net sales	$214,010	$218,378
Cost of sales	94,851	96,940
Gross profit	119,159	121,438
% of sales	55.7%	55.6%
Selling & administrative expense	95,867	99,226
Research & development expense	10,120	10,575
Income from operations	13,172	11,637
% of sales	6.2%	5.3%
Interest expense	9,592	9,369
Other expense	89	4,225
Income (loss) before income taxes	3,491	(1,957)
Benefit from income taxes	(2,436)	(2,978)
Net income	$5,927	$1,021

Basic EPS	$0.21	$0.04
Diluted EPS	0.20	0.04

Basic shares	28,478	28,173
Diluted shares	29,707	29,034

Sales Summary

(in millions, unaudited)

	Three Months Ended March 31,
			% Change
						Domestic	International
	2020	2019	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$99.3	$113.4	-12.5%	1.8%	-10.7%	-18.2%	-8.7%	3.1%	-5.6%
General Surgery	114.7	105.0	9.3%	0.7%	10.0%	14.0%	-0.8%	2.1%	1.3%
	$214.0	$218.4	-2.0%	1.3%	-0.7%	1.6%	-6.1%	2.7%	-3.4%

Single-use Products	$177.7	$172.4	3.1%	1.4%	4.5%	6.0%	-0.6%	3.1%	2.5%
Capital Products	36.3	46.0	-21.1%	1.0%	-20.1%	-18.4%	-23.4%	1.8%	-21.6%
	$214.0	$218.4	-2.0%	1.3%	-0.7%	1.6%	-6.1%	2.7%	-3.4%

Domestic	$118.8	$117.0	1.6%	0.0%	1.6%
International	95.2	101.4	-6.1%	2.7%	-3.4%
	$214.0	$218.4	-2.0%	1.3%	-0.7%

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31, 2020
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$119,159	$95,867	$13,172	$9,592	$89	$(2,436)	-69.8%	$5,927	$0.20
% of sales	55.7%	44.8%	6.2%
Acquisition and integration costs (1)	805	(754)	1,559	—	—	604		955	0.03
Manufacturing consolidation costs (2)	1,785	—	1,785	—	—	693		1,092	0.04
	$121,749	$95,113	$16,516	$9,592	$89	$(1,139)		$7,974	$0.27
Adjusted gross profit %	56.9%
Amortization(3)	$1,500	(6,999)	8,499	(3,084)	—	4,494		7,089	0.24
Adjusted net income		$88,114	$25,015	$6,508	$89	$3,355	18.2%	$15,063	$0.51
% of sales		41.2%	11.7%

Diluted shares, as reported									29,707
In-the-money portion of convertible notes(4)									(135)
Diluted shares, as adjusted									29,572

	Three Months Ended March 31, 2019
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$121,438	$99,226	$11,637	$9,369	$4,225	$(2,978)	152.2%	$1,021	$0.04
% of sales	55.6%	45.4%	5.3%
Acquisition and integration costs (1)	660	(7,245)	7,905	—	—	2,327		5,578	0.19
Debt refinancing costs (5)	—	—	—	—	(3,904)	1,149		2,755	0.09
	$122,098	$91,981	$19,542	$9,369	$321	$498		$9,354	$0.32
Adjusted gross profit %	55.9%
Amortization(3)	$1,500	(5,829)	7,329	(2,207)	—	2,408		7,128	0.25
Adjusted net income		$86,152	$26,871	$7,162	$321	$2,906	15.0%	$16,482	$0.57
% of sales		39.5%	12.3%

(1) In 2020, the Company incurred inventory adjustments associated with a prior acquisition and integration and severance costs mainly related to the acquisition of Buffalo Filter, LLC.  In 2019, the Company incurred investment banking fees, consulting fees, legal fees, and integration related costs associated with the acquisition of Buffalo Filter, LLC.

(2) In 2020, the Company incurred costs related to the consolidation of certain manufacturing operations. These costs related to winding down operations at certain locations and moving production lines to other facilities.

(3) Includes amortization of intangible assets, deferred financing fees, and debt discount.

(4) In Q1 2020, the Company’s average share price exceeded the conversion price of its 2.625% convertible notes due in 2024 (the "Notes"). Non-GAAP adjusted dilutive weighted average shares outstanding exclude dilution that is expected to be offset by the Company’s convertible notes hedge transactions.

(5)  In 2019, in conjunction with the acquisition of Buffalo Filter, LLC, the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2020	2019

Net income	$5,927	$1,021
Benefit from income taxes	(2,436)	(2,978)
Interest expense	9,592	9,369
Depreciation	4,646	4,442
Amortization	13,776	12,208
EBITDA	$31,505	$24,062

Stock based compensation	3,032	2,703
Acquisition and integration costs	1,559	7,905
Manufacturing consolidation costs	1,785	—
Debt refinancing costs	—	3,904
Adjusted EBITDA	$37,881	$38,574

EBITDA Margin
EBITDA	14.7%	11.0%
Adjusted EBITDA	17.7%	17.7%

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks posed to the Company’s business, financial condition, and results of operations by the COVID-19 global pandemic and the various government responses to the pandemic, including deferral of surgeries, reductions in hospital and ambulatory surgery center operating volumes, disruption to potential supply chain reliability, as well as the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2019, and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted interest expense; adjusted other expense; adjusted income tax expense; adjusted effective income tax rate; adjusted net income, adjusted diluted shares and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, interest expense, other expense, income tax expense (benefit), effective income tax rate, net income, diluted shares and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.